Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-83124, 333-142705, 333-203801, 333-207413, 333-224691, 333-237414 and 333-239236) on Form S-8 and the registration statements (Nos. 333-55404, 333-266420, 333-235445 and 333-281228) on Form S-3 of our report dated February 18, 2025, with respect to the consolidated financial statements of Occidental Petroleum Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 18, 2025